Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Energizer Holdings, Inc. of our report dated November 19, 2019 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Energizer Holdings, Inc.’s Annual Report on Form 10-K for the year ended September 30, 2019.

/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
January 27, 2020